                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): October 4, 2001

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                          LASERLOCK TECHNOLOGIES, INC.

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             (Exact name of registrant as specified in its charter)

                    NEVADA          0-31927      23-3023677

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             (State of incorp-     (Commission   (I.R.S. Employer

                      oration)     File Number)  Identification Number)

                 837 Lindy Lane, Bala Cynwyd, PA 19004

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               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (610) 668 - 1952

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ITEM  5.   OTHER EVENTS.

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     On  October  4,  2001,   the   Registrant   issued  a  non-binding   letter

memorializing  certain  understandings  reached  with E.D.S.  Marketing  Inc., a

Nevada  corporation  ('EDS'),  whereby the Registrant  will be paying EDS Twenty

Thousand  Dolars  ($20,000)  for the right of its wholly owned  subsidiary,  LL

Security Products, Inc., a Nevada corporation,  ('LL Security'),  to acquire EDS for the  following:  Two  Million  (2,000,000)  of the  registrants  shares upon execution of the merger agreement, scheduled for late October to early November;

an option to purchase One Million  (1,000,000) of the Registrant's common shares for fourty two cents  ($0.42) per share,  all of which shall vest over  eighteen

(18) months; and an additional option to purchase One Million (1,000,000) of the

Registrant's common shares for between seventy five cents ($0.75) and one dollar

($1.00) per share, all of which shall vest at the earlier of between twelve (12)

and twenty four (24) months or when the Registrant  completes  certain financing goals.  Additionally,  pursuant to the  understanding,  the President of EDS, Ed

Fishman, will become a member of the board of directors of the Registrant at the time of the acquisition.

(c)        Exhibits.

99.1       Letter written by Norman Gardner

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the

Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                   LaserLock Technologies, Inc.

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                                  (Registrant)

Date: October 4, 2001              /s/Norman Gardner

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                                   Norman Gardner

                                   President